UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

COMSTOCK MINING INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Comstock Mining Inc. (the “Company” or “Comstock Mining”) has arranged a loan commitment up to $5 million, subject to certain conditions (the “Cat Equipment Facility”) with Caterpillar Financial Services Corporation (“Cat Financial”) and a $5 million revolving credit facility (the “Revolving Credit Facility”) with Resource Income Fund (“RIF”), with Auramet Trading, LLC (“Auramet”) acting as gold agent.

On July 24, 2012, the Company and its wholly-owned subsidiary, Comstock Mining LLC (the “Subsidiary”) entered into the Revolving Credit Facility with RIF, pursuant to which the Company may borrow up to $5 million outstanding at any one time. The Company’s and the Subsidiary’s obligations under the Revolving Credit Facility are secured by a security interest in all personal property of the Company and the Subsidiary and certain real estate owned by the Company within the Company’s starter mine (the “Starter Mine Patents”). The proceeds from the Revolving Credit Facility will be used for working capital and capital expenditures associated with the commencement of production. The Revolving Credit Facility will be repaid through the delivery of 3,720 ounces of gold payable in 12 semi-monthly deliveries of 310 ounces each beginning February 2013 and ending July 2013, or December 2013, if any amounts are redrawn under the Revolving Credit Facility. The Revolving Credit Facility is non-interest bearing except in the event of a default, whence the principal balance would then bear interest at the lesser rate of 15% per annum or the highest applicable rate allowed by law.

To secure the obligations under the Revolving Credit Facility, each of the Company and the Subsidiary have entered into Security Agreements with RIF, each dated as of July 24, 2012 (the “Security Agreements”). The Company also entered into a Pledge Agreement with RIF, dated as of July 24, 2012 (the “Pledge Agreement”), pursuant to which the Company pledged all of its interests in the Subsidiary to further secure its obligations under the Revolving Credit Facility, and a Deed of Trust, dated as of July 24, 2012 (the “Deed of Trust”) on the Starter Mine Patents as security. The Company also granted to RIF a call option to purchase 5,950 ounces of gold at a strike price of US$2,000 per ounce, exercisable on, and expiring on, July 24, 2013 (the “Option Agreement”). In connection with entry into the Revolving Credit Facility, the Company and the Subsidiary have also entered into a purchase and sale agreement, dated as of July 24, 2012 (the “Master Purchase and Sale Agreement”) with Auramet Trading, LLC (“Auramet”), as Gold Agent, and the Company entered into a trading agreement, dated as of July 24, 2012 (the “Trading Agreement”), the terms of which will govern all transactions of metals between Auramet and the Company. The Revolving Credit Facility, the Security Agreements, the Pledge Agreement, the Deed of Trust, the Option Agreement, the Master Purchase and Sale Agreement and the Trading Agreement are collectively referred to herein as the “RIF Loan Documents.”

The Company closed the transactions contemplated in the RIF Loan Documents on July 25, 2012 and drew down $5 million thereunder on July 30, 2012.

On July 25, 2012, the Company and the Subsidiary entered into a Master Loan and Security Agreement (“Master Loan and Security Agreement”) with Cat Financial pursuant to which the Company borrowed $2 million on July 30, 2012 under the Cat Equipment Facility for the purpose of purchasing a mobile equipment fleet manufactured by affiliates of Cat Financial (the “Cat Equipment”) and the Company and the Subsidiary granted Cat Financial a security interest in the Cat Equipment. The Cat Equipment Facility will bear interest at a rate of 5.85% with a term of 30 months except in the event of a default, including the occurrence of certain liquidity events, the principal balance will bear interest at a rate of the lesser of 18% per annum or the highest applicable rate allowed by law.

The RIF Loan Documents and Master Loan and Security Agreement contain customary representations, warranties, affirmative covenants, negative covenants and events of default, as well as conditions to borrowings.

A copy of the Company’s press release announcing the RIF Credit Facility and Cat Equipment Facility is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The foregoing descriptions of the RIF Loan Documents and the Cat Equipment Facility do not purport to be complete and are qualified in their entirety by reference to such agreements, which will be filed in accordance with the rules and regulations of the Securities Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Form 8-K relating to the RIF Loan Documents and Cat Equipment Facility is incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description
99.1	Press release dated July 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: July 30, 2012	By:	/s/ Corrado DeGasperis
Name: Corrado DeGasperis Title: President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated July 30, 2012.